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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 31, 2003, except Note 24 as to which the date is March 5, 2003, relating to the consolidated financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Amendment No. 1 to Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
May 23, 2003

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  Exhibit 23.01